        COVER

                                                         Exhibit 99 (e)



SOUTHERN PACIFIC RAIL
CORPORATION THRIFT PLAN

Financial Statements as of and for the
Years Ended December 31, 1998 and 1997
and Independent Auditors' Reports



        INDEX



SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN

TABLE OF CONTENTS
-------------------------------------------------------------------------------


                                                                        Page

INDEPENDENT AUDITORS' REPORTS                                             1

FINANCIAL  STATEMENTS  AS OF  DECEMBER  31, 1998 AND 1997
   AND FOR THE YEARS THEN ENDED:

     Statements of Net Assets Available for Benefits                      2

     Statements of Changes in Net Assets Available for Benefits           3

     Notes to Financial Statements                                       4-11





Supplemental Schedules required by the Employee Retirement Income Security Act of 1974 are disclosed separately in Master Trust reports filed with the Department of Labor or are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


The Thrift Plan Committee
Southern Pacific Rail Corporation Thrift Plan

We have audited the accompanying statements of net assets available for benefits of the Southern Pacific Rail Corporation Thrift Plan (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, in 1998 the Plan changed its method of accounting from a modified cash basis, which is a comprehensive basis of accounting other than generally accepted accounting principles, to an accrual basis to conform with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 17, 1999

SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


                                                         1998              1997
ASSETS

Investments at fair value (Notes 2, 3, 4 and 8)  $182,126,479      $181,831,117
                                                 ------------      ------------

Net assets available for benefits                $182,126,479      $181,831,117
                                                 ============      ============


The accompanying notes are an integral part of these financial statements.

SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------

                                                       1998                1997
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income (Notes 4 and 8):
    Net appreciation in fair value of
      investments (Note 3)                     $ 12,124,244        $ 12,656,999
    Interest                                      6,190,191           7,580,201
    Dividends                                     4,060,559           3,191,940
                                               ------------        ------------

           Total investment income               22,374,994          23,429,140
                                               ------------        ------------

  Contributions (Note 8):
    Employee                                          6,177           4,943,311
    Employer                                            643           2,184,349
                                               ------------        ------------

           Total contributions                        6,820           7,127,660
                                               ------------        ------------

           Total additions                       22,381,814          30,556,800
                                               ------------        ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Distribution to participants (Note 8)          22,023,786          37,541,145
  Investment and administrative expenses             62,666             171,454
                                               ------------        ------------

           Total deductions                      22,086,452          37,712,599
                                               ------------        ------------

NET INCREASE (DECREASE) IN NET ASSETS
  AVAILABLE FOR BENEFITS                            295,362          (7,155,799)

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                             181,831,117         188,986,916
                                               ------------        -----------

  End of year                                  $182,126,479        $181,831,117
                                               ============        ============

The accompanying notes are an integral part of these financial statements.

SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


1.    DESCRIPTION OF PLAN

      The following description of the Southern Pacific Rail Corporation Thrift Plan (the Plan), prior to the adoption of amendments as described in Note 5, provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

      General - The Plan is a defined contribution plan which was established by Rio Grande Holding, Inc. (RGH) on January 1, 1982 as an individual account savings and investment plan for employees of RGH and its subsidiaries (the RGH participants). RGH is a wholly owned subsidiary of Southern Pacific Rail Corporation (SPRC). SPRC adopted the Plan and became its sponsor. SPRC and its subsidiaries that are participating in the Thrift Plan are collectively referred to as the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      Employees of participating employers not subject to a collective bargaining agreement and not paid on an hourly basis are immediately eligible to participate in the Plan. In addition, certain employees which are currently covered under collective bargaining agreements who were previously not covered have been allowed to continue participation in the Plan.

      Plan Merger - On September 11, 1996, a subsidiary of Union Pacific Corporation (UPC) completed its acquisition of SPRC through an exchange of cash and UPC stock for all of the outstanding shares of SPRC not already owned by UPC. As a result, SPRC shares owned by the Plan were exchanged for a combination of cash and UPC stock. The 90,162 shares owned by the Plan were converted into 25,601 shares of UPC stock and $679,525 of cash was transferred to the Fixed Investment Fund. Also, the Plan was amended to permit Plan participants to invest in UPC stock to replace the previous option to invest in SPRC stock.

      Spin-Off - In September 1996, UPC's Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group (Resources) common stock owned by UPC (the Spin-Off). As a result of the Spin-Off, each of the UPC's stockholders received 0.846946 of a share of Resources common stock for each share of UPC common stock held by such stockholders at the September 26, 1996 record date for the distribution. The shares were transferred at market value from the UPC Stock Fund to the Resources Stock Fund. Therefore, each Plan participant's account received
      0.846946 of a share of Resources common stock for each share of UPC common stock held in the account. The shares received have been placed in the Union Pacific Corporate's Res Fund (Excl Divs) (formerly Resources Stock
      Fund). Future contributions to the Resources Stock are not permitted.

      Contributions - Prior to 1998, participants could elect to make employee contributions in an amount not less than 1% nor more than 16% of their salary. These contributions could be made on either an after-tax or a before-tax basis, or a combination of the two, provided the total contribution does not exceed the lesser of 16% of salary or the applicable Internal Revenue Code annual limitation of $9,500. The employer matched the first 3% of employee contributions (whether before-tax or after-tax) on a dollar-for-dollar basis. All contributions are subject to limitations imposed by the Internal Revenue Code such as those under Sections 401(a)(17), 401(k), 401(m), 402(g) and 415. Effective January 1, 1998, the

      Plan was amended to disallow any participant contributions after December 31,1997. (See Note 5)

      Loans to Participants - Effective January 1, 1998, participants are eligible to make a loan from their accounts (see Note 5). The amount of a loan is limited to one-half of the vested value of a participant's accounts and subject to a minimum and maximum loan amount. As the loan is repaid, all principal and interest payments will be credited to the participant's account according to an investment election made by the participant at the time of the loan application. Participants' loans, which are secured by the participant's individual account balances, bear a fixed rate of interest set by the Plan Administrator based on interest rates then being charged on similar loans, and are repayable over periods not exceeding five years, except loans relating to a principal residence, in which case the term of the loan shall not exceed fifteen years. The loans bear interest ranging from 7.75% to 8.5%. The number of loans outstanding at December 31, 1998, was 179.

      Participant's Accounts - Each participant's account is credited with the participant's contributions, employer contributions and an allocation of the Plan's earnings (or losses) based on the type of investments selected and their performance. The allocations are based on each participant's account balance by investment type.

      Vesting - Participant and employer contributions are fully vested when made.

      Investment Options - For 1998, a participant may direct investment allocations in 5% increments in any of eight investment options:

        Union Pacific Common Stock Fund - Funds are primarily invested in common stock of Union Pacific Corporation.

        Union Pacific Equity Fund - Funds are primarily invested in shares of a registered investment company that invests in common stocks in a manner designed to closely track the investment performance of the Standard and Poor's 500 Composite Stock Index.

        Union Pacific Fixed Income Fund - Funds are primarily invested in guaranteed investment contracts held with insurance companies rated at least A-1 by Standard and Poors. Funds are also invested in a registered investment company that invests in guaranteed investment contracts.

        Vanguard Wellington Fund - Funds are invested in shares of a registered investment company that invests in common stocks and fixed income securities.

        Vanguard Prime Money Market Fund - Funds are invested in shares of a registered investment company that invests and reinvests in high quality certificates of deposit, bankers' acceptances, commercial paper, U.S.
        Government Securities, and other short-term obligations with the objective of preserving principal while providing income.

        Vanguard U.S. Growth Fund - Funds are invested in shares of a registered investment company that invests in the common stock of established U.S. growth companies.

        Vanguard International Growth Fund - Funds are invested in shares of a registered investment company that invests in foreign common stocks with high growth potential.

        Vanguard Total Bond Market Index Fund - Funds are invested in shares of a registered investment company that invests in fixed income securities in a manner that is designed to closely track the investment performance of the Lehman Brothers Aggregate Bond Index.

      Through May 30, 1997, participants could direct contributions in 1% increments in any of the following six investment options:

        Fixed Investment Fund - Funds are invested in high quality investment contracts with a diversified group of insurance companies, banks and other financial institutions.

        Value Equity Fund - Funds are invested in shares of the Invesco Retirement Trust Equity Fund (a trust company commingled fund). The fund primarily invests in common stocks and securities convertible into common stock.

        Balanced Fund - Funds are invested in shares of the Invesco Retirement Trust Flex Fund (a trust company commingled fund). The fund contains a mix of stocks and high quality bonds.

        International Equity Fund - Funds are invested in the Capital Guardian International (non-U.S.) Equity Fund (a trust company commingled fund). The fund invests in a portfolio comprised primarily of securities of non-U.S. issuers and securities whose principal markets are outside of the United States.

        Union Pacific Common Stock Fund - Funds are primarily invested in common stock of Union Pacific Corporation.

        Growth Equity Fund - Funds are invested in shares of the Invesco Trust Company Common Stock Fund (a trust company commingled fund). The funds consist primarily of small and large capitalization stocks with strong earnings growth.

      Payment of Benefits - Benefits are payable to a participant upon retirement, disability, death or termination of employment. Subject to certain hardship rules and limits, a participant may also withdraw employer and employee contributions under other circumstances. The benefit to which a participant is entitled is the benefit that can be provided from that participant's account net of any withholding for federal income taxes. Benefits are recorded when paid.

      Plan Administration - The Plan is administered by the Senior Vice President, Human Resources of UPC. Administration expenses of the Plan, with the exception of investment management fees, are paid by UPC. Investment management fees are paid by the Plan directly from fund earnings.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting - In 1998, the Plan changed its method of accounting from a modified cash basis, which is a comprehensive basis of accounting other than generally accepted accounting principles, to an accrual basis of accounting. The change did not have a material effect on the Plan's financial statements. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Investment Valuation and Income Recognition - Investments in the Union Pacific Common Stock Fund, Union Pacific Corporate's Res Fund (Excl Divs) (formerly Resources Stock Fund), Vanguard Wellington Fund, Union Pacific Index Fund, Vanguard U.S. Growth Fund, Vanguard International Growth Fund, and the Vanguard Total Bond Market Index Fund are valued at fair value as determined by quoted market prices. Investments in the Fixed Income Fund and the Vanguard Prime Money Market Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

      Payment of Benefits - Benefits are recorded when paid.

3.    INVESTMENTS

      The following table presents the fair value of investments:


                                                        December 31,
                                            -----------------------------------
                                                       1998                1997
Investments at Fair Value as Determined by
  Quoted Market Price:
    Master Trust                               $ 89,450,324        $ 79,300,412

Investments at Estimated Fair Value:
    Master Trust                                 92,676,155         102,530,705
                                               ------------        ------------
                                               $182,126,479        $181,831,117
                                               ============        ============



      During 1998 and 1997, the Plan's investments (including bought, sold and held during the year) appreciated (depreciated) in value by $12,124,244 and $12,656,999, respectively, as follows:


                                                     Year Ended December 31,
                                             ----------------------------------
Net Change in Fair Value                               1998                1997

Investments at Fair Value as Determined by
  Quoted Market Price:
    Master Trust                                $12,167,145         $ 5,345,207
    Commingled Funds                                      -           6,964,859
    Common Stock                                          -             420,977
                                                -----------         -----------
                                                 12,167,145          12,731,043
                                                -----------         -----------

Investments at Estimated Fair Value:
    Master Trust                                    (42,901)            (74,044)
                                                -----------         -----------
Net change in fair value                        $12,124,244         $12,656,999
                                                ===========         ===========

4.    MASTER TRUST

      The assets comprising the Master Trust are presented in the following table:


                                                            December 31,
                                               --------------------------------
                                                      1998                1997
Investments at Fair Value as Determined by
  Quoted Market Price:
    Common Stock                               $180,799,876        $180,366,490
    Mutual Funds                                502,653,251         445,408,000
                                               ------------        ------------
                                                683,453,127         625,774,490
                                               ------------        ------------
Investments at Estimated Fair Value:
    Mutual Funds                                  4,705,410           4,472,397
    Guaranteed Investment Contracts             186,741,644         201,246,115
    Participant Loans                            20,156,166          18,826,627
                                               ------------        ------------
                                                211,603,220         224,545,139
                                               ------------        ------------
Total Investments at Fair Value                $895,056,347        $850,319,629
                                               ============        ============

      Total interest and dividends of the Master Trust was $38,830,582 and $42,436,033 for the years ended December 31, 1998 and 1997, respectively. During 1998 and 1997, the Master Trust's investments (including investments bought, sold, and held during the year) appreciated in value by $45,660,314 and $51,517,049, respectively, as follows:


                                                     Year Ended December 31,
                                                -------------------------------

Net appreciation (depreciation) in fair value          1998                1997

 Common Stocks                                  $(24,017,989)       $(2,627,738)
 Mutual Funds                                     69,817,674         54,009,125
 Guaranteed Investment Contracts                    (139,371)           135,662
                                                ------------        -----------

Net change in fair value                        $ 45,660,314        $51,517,049
                                                ============        ===========

      At December 31, 1998 and 1997, the Plan held percentage interests in the Master Trust of 20.4% and 21.4%, respectively. Assets, liabilities, investment income, and security gains and losses are allocated monthly to the Plan based on its equity in the investments of the Master Trust.

5.    PLAN AMENDMENTS

      On August 15, 1997, the Plan was amended to expand and clarify specific aspects of the plan document. This amendment did not significantly alter the underlying policies of the Plan. The amendment allows participants with account balances as of December 31, 1989 to make monthly, quarterly, or annual installment distributions (which need not be equal in amount) over a period of not more than 25 years. All other participants are allowed to receive equal monthly or annual installment distributions over the lesser of ten years or their life expectancy or the life expectancy of the participant and his/her beneficiary.

      The August 15, 1997 amendments also included an amendment effective March 31, 1997, permitting employees who continued to work with Pacific Motor Transport Company after its sale, to take distribution in a lump sum on or before December 31, 1999.

      Effective January 1, 1998, the Plan was amended to disallow any participant contributions after December 31, 1997. No new participants were allowed in the Plan after December 31, 1997. Also effective January 1, 1998, the Plan was amended to allow participants to make loans from their accounts in an amount not to exceed the lesser of 50% of their balance or $50,000.

6.    TAX STATUS

      The Plan has received a favorable letter of determination from the Internal Revenue Service dated February 8, 1996 which stated that the Plan is qualified under the provisions of Sections 401(a) of the Internal Revenue Code of 1986, as amended, and exempt from Federal income taxes under Section 501(a). The Plan has been amended since receiving the determination letter. With respect to the operation of the Plan, Plan management is aware of certain operational defects which could adversely affect the tax-exempt status of the Plan. These operational defects will be corrected through the use of the Voluntary Compliance Resolution (VCR) program. Submissions to the VCR program were made on December 16, 1996, July 8, 1998 and February 19, 1999. Compliance letters were received on the first two filings on June 24, 1998 and February 1, 1999, respectively. The February 19, 1999 filing is still pending. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.    PLAN TERMINATION

      Although the Plan is intended to be continued by UPC, UPC reserves the right to amend or terminate the Plan. In the event of a full or partial Plan termination, or UPC permanently ceases to make contributions, all invested amounts shall immediately vest and be non-forfeitable. All funds shall continue to be held for distribution as provided in the Plan. (See
      Note 1)

8.      FUND INFORMATION

      Investments  at  fair  value,   investment   income,   contributions   and
      distributions to participants by fund are as follows as of and for the years ended December 31, 1998 and 1997:

                                                       1998                1997
Investments:
  Union Pacific Common Stock Fund *            $  9,951,464        $  3,649,129
  Union Pacific Equity Fund *                    41,337,063          39,246,723
  Union Pacific Fixed Income Fund *              90,526,223         102,175,722
  Union Pacific Corporate's
     Res Fund (Excl Divs)                           102,716             419,853
  Vanguard Wellington Fund *                     18,710,085          21,254,363
  Vanguard Prime Money Market Fund                  123,930             354,983
  Vanguard U.S. Growth Fund *                    15,567,217          11,225,160
  Vanguard International Growth Fund              3,317,184           3,451,628
  Vanguard Total Bond Market Index Fund             464,595              53,556
  Loan Fund                                       2,026,002                   -
                                               ------------        ------------
                                               $182,126,479        $181,831,117
                                               ============        ============
Investment Income:
  Fixed Investment Fund                        $          -        $  3,278,325
  Value Equity Fund                                       -           4,335,308
  Balanced Fund                                           -           1,574,122
  International Equity Fund                               -             476,979
  Growth Equity Fund                                      -             578,511
  Union Pacific Common Stock Fund                  (765,726)            244,840
  Union Pacific Equity Fund                      10,062,380           5,548,473
  Union Pacific Fixed Income Fund                 5,998,305           4,321,507
  Union Pacific Corporate's
      Res Fund (Excl Divs)                         (189,718)            (92,375)
  Vanguard Wellington Fund                        2,340,399           2,409,685
  Vanguard Prime Money Market Fund                   19,385               9,310
  Vanguard U.S. Growth Fund                       4,288,594             976,303
  Vanguard International Growth Fund                486,442            (232,310)
  Vanguard Total Bond Market Index Fund              26,582                 462
  Loan Fund                                         108,351                   -
                                               ------------        ------------
                                               $ 22,374,994        $ 23,429,140
                                               ============        ============

                                                       1998                1997
Contributions:
  Fixed Investment Fund                          $         -        $ 1,605,842
  Value Equity Fund                                        -            698,345
  Balanced Fund                                            -            378,395
  International Equity Fund                                -             99,409
  Growth Equity Fund                                       -            230,976
  Union Pacific Common Stock Fund                          -            205,142
  Union Pacific Equity Fund                              181            919,990
  Union Pacific Fixed Income Fund                      6,326          1,886,218
  Union Pacific Corporate's
       Res Fund (Exc Divs)                                 -                  -
  Vanguard Wellington Fund                               199            581,213
  Vanguard Prime Money Market Fund                         -                692
  Vanguard U.S. Growth Fund                               96            377,133
  Vanguard International Growth Fund                      18            138,173
  Vanguard Total Bond Market Index F                       -              6,132
  Loan Fund                                                -                  -
                                                 -----------        -----------
                                                 $     6,820        $ 7,127,660
                                                 ===========        ===========
Distributions to participants:
  Fixed Investment Fund                          $         -        $10,147,734
  Value Equity Fund                                        -          1,831,273
  Balanced Fund                                            -          1,211,753
  International Equity Fund                                -            277,421
  Growth Equity Fund                                       -            293,790
  Union Pacific Common Stock Fund                    416,918          2,760,222
  Union Pacific Equity Fund                        5,141,444          3,211,686
  Union Pacific Fixed Income Fund                 11,774,028         13,261,296
  Union Pacific Corporate's
       Res Fund (Excl Divs)                           26,817            108,886
  Vanguard Wellington Fund                         2,634,612          2,038,630
  Vanguard Prime Money Market Fund                    10,325            357,698
  Vanguard U.S. Growth Fund                        1,285,319          1,590,503
  Vanguard International Growth Fund                 547,969            450,253
  Vanguard Total Bond Market Index Fund              150,890                  -
  Loan Fund                                           35,464                  -
                                                 -----------        -----------
                                                 $22,023,786        $37,541,145
                                                 ===========        ===========


* Represents more than 5% of the net assets available for benefits.



9.    RELATED PARTY TRANSACTION

      As of May 30, 1997, the Plan invests in various funds managed by Vanguard Fiduciary Trust Company. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan and, therefore, the related transactions qualify as party-in-interest. Prior to May 30, 1997, certain Plan investments were shares of temporary investment funds managed by Chase Manhattan Bank. Chase Manhattan Bank was the trustee as defined by the Plan, and qualifies as a party-in-interest. In addition, as of September 11, 1996 (the merger date), the Plan held stock issued by Union Pacific Corporation. Union Pacific Corporation is the holding company of the Plan sponsor, therefore, these transactions qualify as party-in-interest transactions. Prior to the merger, the Plan held stock issued by the Plan sponsor, Southern Pacific Rail Corporation (Note 1).